Exhibit 99.1
For Immediate Release
Local.com® Appoints New COO
IRVINE, Calif., May 11, 2011 — Local.com Corporation (NASDAQ: LOCM), a leading online local media company, today announced the appointment of Michael Sawtell as the company’s chief operating officer (COO), effective immediately.
Sawtell will succeed Bruce Crair, who will be leaving the company to pursue other opportunities.
“Mike made a tremendous contribution to our company in its early years, and I welcome him back as COO. Mike’s depth and breadth of operational experience will be critical as the company grows to the next level,” said Heath Clarke, Local.com chairman and CEO. “I also want to take this opportunity to thank Bruce for his service, during which time the company executed a turnaround and delivered 50 percent CAGR for five years. I wish him the very best in his future endeavors.”
Sawtell served as Local.com’s president and COO from 2000 to 2005 and was recently named senior vice president and general manager of the company’s Sales and Advertiser Services business unit. Sawtell has more than 15 years of operational leadership experience with public and private companies, including serving as founder and CEO of DigitalPost Interactive, an online digital media company and parent company of the recently acquired Rovion business. Sawtell previously held key management positions at Northrop Grumman Corporation and General Dynamics Corporation.
“I’m excited to be rejoining Local.com,” said Sawtell. “The company is becoming an increasingly diversified local media business and I’m confident that my skills will assist in the integration of recent and future acquisitions, as well as in executing the company’s strategic vision.”
About Local.com®
Local.com Corporation (NASDAQ: LOCM), a leading online local media company, enables brick-and-mortar businesses to connect with online customers using a variety of digital marketing products. The company reaches more than 20 million consumers each month on the flagship Local.com website, 1,400 regional media sites and more than 100,000 geo-category websites. The company distributes daily deals via Spreebird.com, rich media ads via Rovion.com, and real-time product inventory information from more than 50,000 retailers nationwide via Krillion.com. To advertise, or for more information, visit: http://www.local.com/.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, Yahoo!-Bing paying less RPC and revenues to us for our search results, our ability to adapt our business following the Yahoo!-Bing integration or to improve our RPCs and revenues following that integration, our ability to monetize the Local.com domain, including at a profit, our ability to retain monetization partners for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to incorporate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the future performance of our OCTANE360 business, the integration and future performance of our social buying business, the integration and future performance of our Krillion business, the integration and future performance of the Rovion business, our ability to successfully expand our Spreebird business into new markets, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our subscription advertising and other business products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q and recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com